Exhibit 1

EXHIBIT – LETTER ADDRESSED TO SECURITIES AND EXCHANGE COMMISSION
FROM ERNST & YOUNG LLP

August 12, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Gentlemen:

We have read Form 6-K dated August 12, 2005, of MobiFon Holdings BV and are in agreement with the statements contained in paragraphs (1)(i), (ii), (iii), (iv) and (v) on page one therein.  We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP